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                                                                     EXHIBIT 3.2

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                         WESTPORT RESOURCES CORPORATION

                              A NEVADA CORPORATION

                        (FORMERLY BELCO OIL & GAS CORP.)

                                 (THE "COMPANY")

                         (ADOPTED AS OF AUGUST 21, 2001)

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                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                         WESTPORT RESOURCES CORPORATION

                        (FORMERLY BELCO OIL & GAS CORP.)

                                   1. OFFICES

     The Company may have offices and places of business at such places, within or without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Company may require.

                           2. MEETING OF SHAREHOLDERS

     2.1. PLACE OF MEETINGS

     All meetings of the shareholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Nevada as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver thereof.

     2.2. ANNUAL MEETING

     Annual meetings of shareholders commencing with the year 2001 shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

     2.3. SPECIAL MEETINGS

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes (the "NRS"), the Articles of Incorporation (as defined in the NRS) or the Second Amended and Restated Shareholders Agreement, by and among Robert A. Belfer, Renee E. Belfer, Laurence
D. Belfer, Jack Saltz, Saltz Investment Group, LLC, Jack & Anita Saltz Foundation, The Robert A. and Renee E. Belfer Family Foundation, Belfer Corp., Belwest Petroleum, Inc., A&B Investors, Inc., Renee Holdings Partnership, L.P., Trust for the benefit of Elizabeth Kones Belfer (T-6), Trust for the benefit of Elizabeth Kones Belfer (T-7), The Laurence D. Belfer Family Foundation, LDB Corp., Robert A. Belfer 1990 Family Trust and Vantz Limited Partnership (collectively, the "Belfer Group"), Westport Resources Corporation, Belco Oil & Gas Corp., Westport Energy LLC and ERI Investments, Inc., dated as of July 20, 2001 (the "Shareholders Agreement"), may be called only by the Chairman of the Board of Directors, the President and the Secretary; provided, however, that so long as a shareholder has the power pursuant to the Shareholders Agreement to nominate at least two directors, any director nominated by such shareholder can also call a special meeting of the shareholders. A special meeting of the shareholders shall be called by the Chairman of the Board of Directors, the President or the Secretary where directed by resolution of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The Belfer Group shall constitute a "shareholder" for purposes of these bylaws. Only the Belfer Group Representative (as such term is defined in the Shareholders

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Agreement) shall have the power to exercise the right to call a special meeting of the shareholders as described above on behalf of the Belfer Group.

     2.4. NOTICE

     Written notice of each meeting of shareholders shall be given in the manner prescribed in Article 4. Such notice shall state the place, date and hour of the meeting and shall state the purpose or purposes for which the meeting is called. In the case of a meeting to vote on a proposed merger or consolidation, such notice shall state the purpose of the meeting and shall contain a copy of the agreement or brief summary thereof and, in the case of a meeting to vote on a proposed sale, lease or exchange of all of the Company's assets, such notice shall specify that such a resolution shall be considered. Such notice shall be given to each shareholder of record entitled to vote at the meeting not less than ten nor more than 60 days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Company or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.

     2.5. BUSINESS

     Business transacted at any special meeting of shareholders shall be limited to the matters stated in the notice, those matters brought before the meeting by the Board of Directors, those matters brought before the meeting by a shareholder upon advance notice in compliance with Section 2.7 and those matters deemed by the chairman of the meeting to be proper subjects for such meeting.

     2.6. QUORUM AND ADJOURNMENT

     Except as otherwise provided by the NRS, the Articles of Incorporation or the Shareholders Agreement, the holders of a majority of the shares of the Company issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of shareholders. If a quorum shall not be present at the time fixed for any meeting, the shareholders present, in person or by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.7. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

     (a) For nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.5 above, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such business must be a proper subject for shareholder action under the NRS. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such

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meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (X) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (Y) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

     (b) Notwithstanding anything in the second sentence of Section 2.7(a) above to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 80 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by Section 2.7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

     (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected
(i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.7(c) and who is a shareholder of record at the time such notice is delivered to the Secretary of the Company. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice as required by Section 2.7(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     2.8. VOTING

     Unless otherwise provided in the Articles of Incorporation or the Shareholders Agreement, and subject to the provisions of Section 6.4, each shareholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such shareholder. If the Articles of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     2.9. VOTE REQUIRED

     When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the NRS, the Articles of Incorporation or the Shareholders Agreement, a different vote is required in which case such express provision shall govern and control the

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decision of such question. Directors shall be elected by a plurality of the votes cast, either in person or represented by proxy, with respect to the election of directors.

     2.10. VOTING LISTS

     The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

     2.11. PROXY

     Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, which may not exceed seven years from its date.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

     2.12. SHAREHOLDER ACTION

     Any action by shareholders must be taken at an annual or special meeting of shareholders of the Company and may not be taken by written consent in lieu of a meeting. The Board of Directors may grant to preferred stock the power to vote by written consent in lieu of a meeting to the extent such power is specifically designated by the Board of Directors in the relevant powers, designations, preferences and relative, participating, optional or other special rights for such preferred stock.

                                  3. DIRECTORS

     3.1. BOARD OF DIRECTORS

     The business and affairs of the Company shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things, except as provided in the Articles of Incorporation or the Shareholders Agreement.

     3.2. NUMBER, ELECTION AND TENURE

     The number of directors that shall constitute the entire Board of Directors shall not be less than one nor more than 15. Within the limits specified herein and except as otherwise specified in the Articles of Incorporation or the Shareholders Agreement, the number of directors shall be determined by a resolution of the Board of Directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in the Articles of Incorporation, the Shareholders Agreement or Section 3.3 of these Bylaws, and each director elected shall hold office until his successor is duly elected

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and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Company. Directors need not be shareholders of the Company.

     3.3. VACANCIES

     Except as otherwise provided in the Articles of Incorporation or the Shareholders Agreement:

     (a) Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

     (b) If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of the Articles of Incorporation or these Bylaws.

     3.4. MEETINGS

     The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Nevada.

     3.5. NOTICE

     Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. A special meeting of the Board of Directors may be called by the President or the Secretary and, so long as a shareholder has the power pursuant to the Shareholders Agreement to nominate at least two directors, any director nominated by such shareholder can also call a special meeting of the Board of Directors. The President shall call a special meeting of the Board of Directors on the written request of such director. Notice of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given in the manner prescribed in Article 4 and in this
Section 3.5, either personally or as hereinafter provided, to each director at least (i) 24 hours before the meeting if such notice is delivered personally or by means of telephone, courier or telecopy; (ii) two days before the meeting if such notice is delivered by a recognized express delivery service; and (iii) five days before the meeting if such notice is delivered through the United States mail. Neither the business to be transacted at, nor the purpose of any meeting of the Board of Directors, need be specified in the notice of the meeting.

     3.6. QUORUM AND VOTING

     Except as may be otherwise specifically provided by the NRS, the Articles of Incorporation or the Shareholders Agreement:

     (a) Except as may be otherwise specifically provided in this Section 3.6:

          (i) A majority of the total number of directors shall constitute a quorum for the transaction of business.

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          (ii) The vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

          (iii) Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in meetings of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

     (b) The Company may take and may permit its Subsidiaries to take and engage in the following major actions only upon receiving Supermajority Approval:

          (i) Issuance of Capital Stock. Any issuance, sale, grant or award or entering into any agreement to issue, sell, grant or award any capital stock of the Company other than (i) pursuant to agreements or obligations in existence as of the Effective Time, (ii) the issuance of capital stock of the Company pursuant to any rights or agreements including without limitation any security convertible or exchangeable into or exercisable for, with or without consideration, capital stock of the Company so long as such rights or agreements received Supermajority Approval and (iii) the grant of options and the issuance of restricted stock under Company stock incentive plans for the benefit of the Company's employees and directors and the issuance of Common Stock upon the exercise of such options.

          (ii) Debt to Total Capitalization. Incur Funded Debt of the Company and its Subsidiaries so that the ratio of Debt of the Company and its Subsidiaries to Total Capitalization is greater than 0.4 to 1.0.

          (iii) Sale Transactions. Any merger or consolidation of the Company, the sale of all or substantially all of the assets of the Company or the sale of assets or transfer to a third party by sale of assets, merger or otherwise by the Company or any of its Subsidiaries (in one transaction or a series of related transactions) of any Subsidiary of the Company or the assets or business of the Company or a Subsidiary thereof which involves more than $150 million (or such other amount, established by resolution of the Board of Directors (approved by Supermajority Approval) from time to time), of the total assets of the Company and its Subsidiaries taken as a whole, including a sale of the Company effected by means of a sale of Common Stock, but excluding, however, dispositions of assets in the ordinary course of business (including, but not limited to, oil and gas production).

     (c) The consummation, amendment, restatement, substitution or modification of any contract, agreement, transaction or other arrangement between the Company or any Subsidiary of the Company and any of WELLC, ERI, any Belfer Person or any Affiliate of WELLC, ERI or any Belfer Person (a "Self-Interested Transaction") shall require, except when the economic effect to the Company of any such action (or set of related actions) is $50,000 or less, the affirmative vote of a majority of the Disinterested Directors present at a duly called and noticed meeting at which a quorum is present. "Disinterested Directors" shall include all directors not nominated by the WELLC Parties, the ERI Parties or the Belfer Parties which is or whose Affiliate is a party to the Self-Interested Transaction (other than any Independent Directors).

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     3.7. CONSENTS

     Unless otherwise restricted by the Articles of Incorporation or the Shareholders Agreement, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     3.8. COMMITTEES

     Except as otherwise specified in the Articles of Incorporation or the Shareholders Agreement:

     (a) The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company.

     (b) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     (c) Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving, adopting or recommending to the shareholders any action or matter expressly required by the NRS to be submitted to shareholders for approval or (ii) adopting, amending or repealing any bylaw of the Company.

     (d) In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     (e) Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.9. COMMITTEE MINUTES

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     3.10. COMPENSATION OF DIRECTORS

     (a) The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

     (b) The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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     3.11. REMOVAL OF DIRECTORS

     Any director may be removed at any annual or special shareholders' meeting upon the affirmative vote of two-thirds of the holders of the outstanding shares of voting stock of the Company at that time entitled to vote thereon; provided, however, that such director may be removed only for cause and shall receive a copy of the charge against him, delivered to him personally or by mail at his last known address at least ten days prior to the date of the shareholders' meeting.

                                   4. NOTICES

     4.1. FORM OF NOTICE

     Whenever, under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by first class or express mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, except that, in the case of directors, notice sent by first class mail shall be deemed to have been given five days after being deposited in the United States mail. Whenever, under these Bylaws, notice may be given by courier or telecopy, notice shall be deemed to have been given 24 hours after being deposited with a courier service for delivery or, in the case of telecopy, when dispatched.

     4.2. WAIVER OF NOTICE

     Whenever notice is required to be given under any provisions of the NRS, the Articles of Incorporation or these Bylaws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or the Bylaws.

                                  5. OFFICERS

     5.1. SELECTION OF OFFICERS

     The officers of the Company shall be chosen by the directors and shall consist of a chairman of the board and chief executive officer, president, secretary and treasurer. The Board of Directors may also choose a chief executive officer, chief operating officer, one or more vice presidents, and one or more assistant secretaries. Any number of offices may be held by the same person, unless the Shareholders Agreement, the Articles of Incorporation or these Bylaws otherwise provide. A failure to elect officers shall not require the Company to be dissolved. The Board of Directors may also choose such other officers, or leave positions vacant, as it shall deem necessary.

     5.2. TERM OF OFFICE, REMOVAL AND VACANCIES

     Each officer of the Company shall hold his office until his successor is duly elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the

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Company. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring by death, resignation, removal or otherwise, in any office of the Company, shall be filled by the Board of Directors.

     5.3. COMPENSATION

     The salaries of the officers of the Company may be fixed by the Board of Directors.

     5.4. BOND

     The Company may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.5. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The chairman of the board and chief executive officer shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these bylaws. The chairman of the board and chief executive officer shall preside when present at all meetings of the shareholders and the Board of Directors. The chairman of the board and chief executive officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     5.6. PRESIDENT

     The president shall advise and counsel the chairman of the board and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these bylaws. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board. The president may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

     5.7. VICE PRESIDENT

     Each Vice President, if any, shall perform such duties as shall be assigned to him by the Board of Directors or President, and, in the absence or disability of the President, the most senior in rank of the Vice Presidents shall perform the duties of the President.

     5.8. SECRETARY

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Board of Directors and the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall be the custodian of the seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of

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Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

     5.9. ASSISTANT SECRETARY

     The Assistant Secretary, if any, or Assistant Secretaries, if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the Board of Directors, the President or the Secretary may from time to time designate.

     5.10. TREASURER

     The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate amounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Company, in such depository as the Board of Directors shall designate. As directed by the Board of Directors or the President, he shall disburse monies of the Company, taking proper vouchers for such disbursements and shall render to the President and directors an account of all his transactions as Treasurer and of the financial condition of the Company. In addition, he shall perform all the usual duties incident to the office of Treasurer.

                     6. CERTIFICATES OF STOCK AND TRANSFERS

     6.1. CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

     The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board of Directors, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.2. LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATE OR UNCERTIFICATED SHARES

     The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     6.3. RECORD DATE

     In order that the Company may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 60 nor less than ten days before the date of any such meeting, nor more than ten days after the date on which the date fixing the record date for the consent of shareholders without a meeting is adopted by the Board of Directors, nor more than 60 days prior to any other such action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     6.4. REGISTERED SHAREHOLDERS

     The Company shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to
Section 6.3 as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the NRS.

                             7. GENERAL PROVISIONS

     7.1. DIVIDENDS

     Dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting in accordance with the NRS. Dividends may be paid in cash, in property, or in shares of the Company's capital stock, subject to the provisions of the Articles of Incorporation.

     7.2. LIABILITY OF DIRECTORS AS TO DIVIDENDS OR STOCK REDEMPTION

     A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, as to the value and amount of the assets, liabilities and/or net profits of the Company, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Company's stock might properly be purchased or redeemed.

     7.3. RESERVE FOR DIVIDENDS

     Before declaring any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.4. SIGNING CHECKS, NOTES, ETC.

     All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Company shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the President or any Vice President of the Company.

     7.5. FISCAL YEAR

     The fiscal year of the Company shall end on December 31 of each year or as otherwise determined by resolution of the Board of Directors.

     7.6. SEAL

     The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

     7.7. VOTING OF SECURITIES OF OTHER COMPANIES

     In the event that the Company shall, at any time or from time to time, own and have power to vote any securities (including, but not limited to, shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Company.

     7.8. NEVADA CONTROL SHARE ACT

     The Company shall not be subject to the Nevada Control Share Act.

                                 8. AMENDMENTS

     These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders, or by the Board of Directors when such power is conferred upon the Board of Directors by the Articles of Incorporation; provided, however, that any amendment of Section 2.3 as to the ability of a director to call a special meeting of the shareholders, or Section 3.5 as to the ability of a director to call a special meeting of the Board of Directors, shall require the approval of not less than two-thirds (2/3) of all of the members of the Board of Directors so long as each of Westport Energy LLC, ERI Investments, Inc. and the Belfer Group have the right to designate at least two (2) Directors; provided, further, that any amendment of Section 3.6(b) or 3.6(c) shall require the vote of at least two-thirds (2/3) of the shares outstanding and entitled to vote thereon, unless such amendment has been approved by a unanimous vote of all the directors in office, in which case no shareholder vote is required for such an amendment except as may be required by the NRS.

                             9. CERTAIN DEFINITIONS

For purposes of these Bylaws, the following terms shall have the meanings given below:

     "Affiliate" shall have the meaning set forth in Rule12b-2 of the regulations promulgated under the Exchange Act.

     "Belco" shall mean Belco Oil & Gas Corp., a Nevada corporation.

     "Belfer Group" shall mean Robert A. Belfer, Renee E. Belfer, Laurence D. Belfer, Jack Saltz, Saltz Investment Group, LLC, Jack & Anita Saltz Foundation, The Robert A. and Renee E. Belfer Family Foundation, Belfer Corp., Belwest Petroleum, Inc., A&B Investors, Inc., Renee Holdings Partnership, L.P., Trust for the benefit of Elizabeth Kones Belfer (T-6), Trust for the benefit of Elizabeth Kones Belfer (T-7), The Laurence D. Belfer Family Foundation, LDB Corp., Robert A. Belfer 1990 Family Trust and Vantz Limited Partnership.

     "Belfer Parties" shall mean the Belfer Group and their Permitted
Transferees.

     "Belfer Person" shall mean any Person included in the Belfer Group.

     "Common Stock" shall mean the common stock of the Company, par value $.01 per share, now or hereafter authorized to be issued.

     "Consolidated Net Worth" shall mean, at any particular time, all amounts which, in conformity with GAAP, would be included as common stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries.

     "Debt" shall mean (a) Funded Debt, plus (b) at any particular time, all amounts which, in conformity with GAAP, would be included as preferred stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries less (c) cash of the Company and its Subsidiaries.

     "Effective Time" shall mean the effective time of the merger of Westport with and into Belco, which shall be effective upon the later to occur of (i) the filing of properly executed articles of merger relating to such merger with the Secretary of State of the State of Nevada in accordance with Chapter 92A of the Nevada Revised Statutes, (ii) the filing of a properly executed certificate of merger relating to such merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law or (iii) at such later time as Westport and Belco shall agree and set forth in such articles and certificate of Merger.

     "ERI" shall mean ERI Investments, Inc., a Delaware corporation.

     "ERI Parties" shall mean ERI and its Permitted Transferees.

     "Funded Debt" shall mean at any time (without duplication): (a) all obligations of the Company and its Subsidiaries, or any of them, for borrowed money and all obligations of the Company and its Subsidiaries, or any of them, evidenced by bonds, notes, debentures, or other similar instruments, (b) all capital lease obligations of the Company and its Subsidiaries, or any of them,
(c) all debt or other obligations of others guaranteed by the Company and its Subsidiaries, or any of them to the extent of such guarantee, (d) all reimbursement obligations of the Company and its Subsidiaries, or any of them (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (e) all obligations of the Company and its Subsidiaries, or any of them, to pay the deferred purchase price of property or services, except trade accounts payable of the Company and its Subsidiaries, or any of them, arising in the ordinary course of business that are not past due by more than ninety (90) days,
(f) all obligations secured by a lien existing on property owned by the Company and its Subsidiaries, or any of them, whether or not the obligations secured thereby have been assumed by the Company and its Subsidiaries, or any of them, or are non-recourse to the credit of the Company and its Subsidiaries, or any of them, and (g) all other debt of the Company and its Subsidiaries, or any of them.

     "GAAP" shall mean generally accepted accounting principles in the United States.

     "Independent Director" shall mean an individual (i) who is not a director, officer, employee or Affiliate of the Company, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, (ii) who is not a former director, officer or employee of the Company, Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, (iii) who has not had and who is not a director, officer, 10% or more equity owner or Affiliate of any Person that has had a direct or indirect interest in any transaction in the preceding 24 months with the Company, Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, and (iv) who does not represent Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, and any Independent Director appointed shall be required to certify in writing to this effect upon request.

     "Permitted Transferees" shall mean in the case of the WELLC Parties: (A) WELLC, any spouse, issue, parent or relatives of the WELLC Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom a WELLC Party has transferred its Shares and who has agreed in writing to be bound by the terms of the Shareholders Agreement, and (B) any Subsidiary or Affiliate of WELLC to which a WELLC Party has transferred its Shares and which has agreed in writing to be bound by the terms of the Shareholders Agreement; in the case of the ERI Parties: (A) ERI, any spouse, issue, parent or relatives of the ERI Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom an ERI Party has transferred its Shares and who has agreed in writing to be bound by the terms of the Shareholders Agreement, and (B) any Subsidiary or Affiliate of ERI to which an ERI Party has transferred its Shares and which has agreed in writing to be bound by the terms of the Shareholders Agreement; and in the case of the Belfer
Parties: a Belfer Person, any spouse, issue, parent or relatives of the Belfer Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom a Belfer Party has transferred its Shares and who has agreed in writing to be bound by the terms of the Shareholders Agreement.

     "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

     "Shares" shall mean shares of Common Stock.

     "Subsidiary" of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Supermajority Approval" shall mean approval by action of at least a majority of all of the members of the Board of Directors which shall include not less than one less than all of the directors whom ERI, WELLC and/or the Belfer Group then have the right to nominate pursuant to Section 3.2 of the Shareholders Agreement; provided, however, with respect to the approval of the issuance of Common Stock by the Company in a primary underwritten offering by the Company of Common Stock within four months after the Effective Time resulting in gross proceeds of not less than $90 million, Supermajority Approval shall mean approval by action of at least a majority of all of the members of the Board of Directors which shall include not less than all of the Directors whom the ERI Parties and the WELLC Parties then have the right to nominate pursuant to Section 3.2 of the Shareholders Agreement.

     "Total Capitalization" shall mean the sum of (i) Consolidated Net Worth and
(ii) Debt.

     "WELLC" shall mean Westport Energy LLC, a Delaware limited liability company.

     "WELLC Parties" shall mean WELLC and its Permitted Transferees.

     "Westport" shall mean Westport Resources Corporation, a Delaware corporation.